UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported)

March 24, 2009

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52155	76-0662382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of principal executive offices including Zip Code)

(713) 659-3855

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01	Entry into a Material Definitive Agreement.

GeoMet, Inc. (the “Company”), as borrower, is a party to a secured revolving credit facility (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and certain financial institutions, as lenders. On March 24, 2009, the Company entered into an amendment to the Credit Agreement to, among other things, (a) increase the Company’s borrowing cost by approximately 100 basis points and raise the fee on the undrawn portion of the borrowing base available to the Company by 12.5 basis points, and (b) establish a borrowing base of $140,000,000. The amendment to the Credit Agreement is effective as of March 24, 2009.

The foregoing summary is qualified in its entirety by reference to the Second Amendment to Third Amended and Restated Credit Agreement dated March 24, 2009, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth in Item 1.01 above, which is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Third Amended and Restated Credit Agreement dated March 24, 2009 by and among Bank of America, N.A., as administrative agent, and certain financial institutions, as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: March 25, 2009	By:	/s/ William C. Rankin
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer

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